EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Termination and Share Transfer Agreement dated as of March 18, 2004 by and among the Company, Dr. Giancarlo Gaggero and Data Strategies International, Inc. of our report dated May 9, 2003, with respect to the consolidated financial statements of Front Porch Digital Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





                                                   /s/ Ernst & Young LLP

April 12, 2004